Exhibit 8
MAYER, BROWN, ROWE & MAW
190 South La Salle Street Chicago, Illinois 60603-3441
main telephone (312) 782-0600 main fax (312) 701-7711

November 26, 2002

SRFG, Inc. 3711 Kennett Pike Greenville, Delaware 19807	Sears, Roebuck and Co. 3333 Beverly Road Hoffman Estates, Illinois 60179
Re:	Sears Credit Account Master Trust II, Series 2002-5 Registration Statement on Form S-3

Ladies and Gentlemen:

                In connection with the Registration Statement on Form S-3 (Registration No. 333-71358), registering credit card pass-through certificates representing undivided interests in the Sears Credit Account Master Trust II (the "Trust") and the related Prospectus, dated November 12, 2002, and Prospectus Supplement, dated November 22, 2002 (together, the "Prospectus"), filed by you with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), relating to the issuance pursuant to the Registration Statement of Series 2002-5 Floating Rate Class A Master Trust Certificates and Floating Rate Class B Master Trust Certificates (the "Series 2002-5 Certificates"), you have requested our opinion regarding the description of material tax consequences related to the issuance of the Series 2002-5 Certificates (the "Offering") as described in the Prospectus. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Prospectus.

                Our opinion is based on our examination of the Prospectus, the Pooling and Servicing Agreement dated as of July 31, 1994, as amended, among Sears, Roebuck and Co. as Servicer, SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) as Seller and The Bank of New York, as successor to Bank One, National Association (formerly The First National Bank of Chicago) as Trustee of the Trust, and such other documents, instruments and information as we considered necessary. Our opinion is also based on (i) the assumption that neither the Trustee

 Mayer, Brown, Rowe & Maw is a U.S. General Partnership. We Operate in Combination with our Associated English Partnership in the Offices Listed Below.

Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles Manchester New York Palo Alto Paris Washington
INDEPENDENT MEXICO CITY CORRESPONDENT: Jauregui, Navarrete, Nader y Rojas, S.C||

13008642 02053679

Mayer, Brown, Rowe & Maw
SRFG, Inc. Sears, Roebuck and Co. November 26, 2002

nor any affiliate thereof will become either the Servicer or the delegee of the Servicer; (ii) the assumption that all agreements relating to the creation of the Trust and the issuance and sale of the Series 2002-5 Certificates will remain in full force and effect; (iii) the assumption that all agreements and documents required to be executed and delivered in connection with the issuance and sale of the Series 2002-5 Certificates will be so executed and delivered by properly authorized persons in substantial conformity with the drafts thereof as described in the Prospectus and the transactions contemplated to occur under such agreements and documents in fact occur in accordance with the terms thereof; and (iv) currently applicable provisions of the federal income tax laws, including the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice.

                Based on the foregoing, it is our opinion that, as of the date hereof, the statements in the Prospectus under the captions "Federal Income Tax Consequences" and "State and Local Tax Consequences," to the extent that they constitute matters of law or legal conclusions with respect thereto, are a fair and accurate summary of the material tax consequences of the Offering, under existing law and the assumptions stated therein. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the Internal Revenue Service, or significantly altered by new legislation, changes in Internal Revenue Service positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

                We consent to the filing of this opinion as part of the Trust's Current Report on Form 8-K, dated on or about November 26, 2002 and to the use of our firm name under the caption "Federal Tax Consequences" in the Prospectus included in the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this Form 8-K.

Very truly yours,
/s/ Mayer, Brown, Rowe & Maw
Mayer, Brown, Rowe & Maw

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